Exhibit 4.6

Pre-Approved

Defined Contribution Plan

(Profit Sharing/401(K) Plan)

A Fidelity Pre-Approved Plan

Adoption Agreement No. 001

For use With

Fidelity Basic Plan Document No. 17

FMR LLC and its affiliates do not provide tax or legal advice. Nothing herein or in any attachments hereto should be construed, or relied upon, as tax or legal advice.

IRS CIRCULAR 230 DISCLOSURE: To the extent this document (including attachments), mentions or references any tax matter, it is not intended or written to be used, and cannot be used by the recipient or any other person, for the purpose of (1) avoiding penalties under the Internal Revenue Code or (2) promoting, marketing or recommending to another party the matter addressed herein. Please consult an independent tax advisor for advice on your particular circumstances.

Pre-Approved Defined Contribution Plan – 06/30/2020	PS Plan
48769-1637478666AA

© 2020 FMR LLC

All rights reserved.

1.04	COVERAGE

All Employees who meet the conditions specified below shall be eligible to participate in the Plan:

(a)	Age Requirement (check one):

(1)	🗹	no age requirement.

(2)	☐	must have attained age: _________ (not to exceed 21).

(3)	☐	See Eligibility, Service and Vesting Addendum for differing age requirements for different groups.

(b)	Eligibility Service Requirement(s) -

(1) Deferral Contributions, Employee Contributions, Qualified Nonelective Employer Contributions	(2) Nonelective Employer Contributions (other than Safe Harbor Nonelective Employer Contributions)	(3) Matching Employer Contributions (other than Safe Harbor Matching Employer Contributions)	(4) Safe Harbor Nonelective Employer Contributions	(5) Safe Harbor Matching Employer Contributions
X	X	X	X	X	N/A – not applicable – Plan does not offer this type of contribution or no Eligibility Service requirement applies days of Eligibility Service requirement (no minimum Hours of Service). (Do not indicate more than 365 days in column (1), (4), or (5) or 730 days in any of the other columns.)
months of Eligibility Service requirement (no minimum Hours of Service). (Do not indicate more than 12 months in column (1), (4), or (5) or 24 months in any of the other columns.)
_______(not to exceed 12) months of Eligibility Service (at least _______(not to exceed an average of 83 1/3 hours per month or 1,000 hours per year) Hours of Service are required during the Eligibility Computation Period). (Regardless of the foregoing, an Employee who completes 1000 Hours of Service during an Eligibility Computation Period satisfies the eligibility service requirement at the close of that computation period.)
one year of Eligibility Service requirement (at least ___________(not to exceed 1,000) Hours of Service are required during the Eligibility Computation Period).
two years of Eligibility Service requirement (at least ___________(not to exceed 1,000) Hours of Service are required during the Eligibility Computation Period). (Select only for column (2) or (3).)

Note: If the Employer selects an Eligibility Service requirement of more than 365 days or 12 months or selects the two year Eligibility Service requirement, then (1) contributions subject to such Eligibility Service requirement must be 100% vested when made, and (2) if the Plan has selected either Safe Harbor Matching Employer Contributions in Option 1.11(a)(3) or Safe Harbor Formula in Option 1.12(a)(3), then only one year of Eligibility Service (with at least 1000 Hours of Service) may be required for such contributions.

Pre-Approved Defined Contribution Plan – 06/30/2020	PS Plan
48769-1637478622AA

© 2020 FMR LLC

All rights reserved.

Note: The Plan shall be disaggregated for testing pursuant to Section 6.09 of the Basic Plan Document if a more stringent eligibility requirement is elected in Subsection 1.04(a) or (b) either (1) with respect to Matching Employer Contributions and Option 1.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, is selected or (2) with respect to Nonelective Employer Contributions and Option 1.12(a)(3), 401(k) Safe Harbor Formula, is selected, than with respect to Deferral Contributions.

Note: If different eligibility requirements are selected for Deferral Contributions than for Employer Contributions and the Plan becomes a "top-heavy plan," the Employer may need to make a minimum Employer Contribution on behalf of non-key Employees who have satisfied the eligibility requirements for Deferral Contributions and are employed on the last day of the Plan Year, but have not satisfied the eligibility requirements for Employer Contributions.

(6)	☐	See Eligibility, Service and Vesting Addendum for differing eligibility service requirements for different groups.

(7)	☐	Hours of Service Crediting. Hours of Service will be credited in accordance with the equivalency selected in the Eligibility, Service and Vesting Addendum rather than in accordance with the equivalency described in Subsection 2.01(cc) of the Basic Plan Document.

(c)	☐	Eligibility Computation Period - The Eligibility Computation Period will be as selected in the Eligibility, Service and Vesting Addendum rather than the anniversary period described in Subsection 2.01(p) of the Basic Plan Document.

(d)	Eligible Class of Employees:

(1)	Generally, the Employees eligible to participate in the Plan are (choose one):

(A)	🗹	all Employees of the Employer.

(B)	☐	only Employees of the Employer who are covered by (choose one):

(i)	☐	any collective bargaining agreement with the Employer, provided that the agreement requires the employees to be included under the Plan.

(ii)	☐	the following collective bargaining agreement(s) with the Employer:

____________________________________________

(2)	🗹	Notwithstanding the selection in Subsection 1.04(d)(1) above, certain Employees of the Employer are excluded from participation in the Plan:

Note: Certain employees (e.g., residents of Puerto Rico) are excluded automatically pursuant to Subsection 2.01(r) of the Basic Plan Document, regardless of the Employer's selection under this Subsection 1.04(d)(2).

(A)	🗹	employees covered by a collective bargaining agreement, unless the agreement requires the employees to be included under the Plan. (Do not choose if Option 1.04(d)(1)(B) is selected above.)

(B)	☐	Highly Compensated Employees as defined in Subsection 2.01(bb) of the Basic Plan Document.

Pre-Approved Defined Contribution Plan – 06/30/2020	PS Plan
48769-1637478622AA

© 2020 FMR LLC

All rights reserved.

(C)	🗹	Leased Employees as defined in Subsection 2.01(ff) of the Basic Plan Document.

(D)	🗹	nonresident aliens who do not receive any earned income from the Employer which constitutes United States source income.

(E)	🗹	other:

(i)  Co-op/Intern Employees as classified by the Plan Administrator, and (ii)  Employees who are classified by the Plan Administrator as a Non-Eligible FortisUS Employee. For this purpose, the term “Non-Eligible FortisUS Employee” means an Employee who is transferred to FortisUS Inc. and immediately prior to his/her transfer to FortisUS Inc. was employed by (i) UNS Energy Corporation or any of its subsidiaries, or (ii) CH Energy Group, Inc. or any of its subsidiaries. An individual shall cease to be treated as a Non-Eligible FortisUS Employee as of the effective date of his or her transfer of employment from FortisUS Inc. to ITC Holdings Corp. or International Transmission Company.

Note: The eligible group defined above must be a definitely determinable group and cannot be subject to the discretion of the Employer. In addition, the design of the classifications cannot be such that the only Non-Highly Compensated Employees benefiting under the Plan are those with the lowest compensation and/or the shortest periods of service and who may represent the minimum number of such employees necessary to satisfy coverage under Code Section 410(b).

(i)	☐	Notwithstanding the exclusion in Subsection 1.04(d)(2)(E) above, any Employee described below shall be part of the class of Employees eligible to participate in the Plan (i.e., an Eligible Employee) and enter the Plan on the Entry Date immediately following the end of the Eligibility Computation Period during which he first satisfies the following requirements: (I) has attained age 21 and (II) has completed at least 1,000 Hours of Service. This Subsection 1.04(d)(2)(E)(i) applies to the following Employees (Must choose if an exclusion in (E) above directly or indirectly imposes an age and/or service requirement for participation, for example by excluding part-time, seasonal or temporary employees):

(F)	☐	The Plan previously contained a provision allowing employees to irrevocably elect out of the Plan. Notwithstanding any lack of exclusion provided in the above, all such employees have made that previous irrevocable election are excluded from participation in the Plan. The Administrator maintains the list of all such exclusions.

Note: Exclusion of employees may adversely affect the Plan's satisfaction of the minimum coverage requirements, as provided in Code Section 410(b).

(e)	Entry Dates – The Entry Dates shall be as indicated below with respect to the applicable type(s) of contribution.

(1) Deferral Contributions, Employee Contributions,	(2) Nonelective Employer Contributions (other than Safe Harbor	(3) Matching Employer Contributions (other than Safe Harbor	(4) Safe Harbor Nonelective Employer	(5) Safe Harbor Matching Employer

Pre-Approved Defined Contribution Plan – 06/30/2020	PS Plan
48769-1637478622AA

© 2020 FMR LLC

All rights reserved.

	Qualified Nonelective Employer Contributions	Nonelective Employer Contributions)	Matching Employer Contributions)	Contributions	Contributions
(A)		X	X	X		N/A – not applicable – Plan does not offer this type of contribution
(B)	X				X	immediate upon meeting the eligibility requirements specified in Subsections 1.04(a) and 1.04(b)
(C)						the first day of each Plan Year and the first day of the seventh month of each Plan Year
(D)						the first day of each Plan Year and the first day of the fourth, seventh, and tenth months of each Plan Year
(E)						the first day of each month
(F)						the first day of each Plan Year (Do not select if there is an Eligibility Service requirement of more than six months in Subsection 1.04(b) for the type(s) of contribution or if there is an age requirement of more than 20 1/2 in Subsection 1.04(a) for the type(s) of contribution.)

Note: If another plan is merged into the Plan, the Plan may provide on the Plan Mergers Addendum that the Effective Date of the merger is also an Entry Date with respect to certain Employees.

(f)	Date of Initial Participation - An Eligible Employee shall become a Participant on the Entry Date coinciding with or immediately following the date such Eligible Employee completes the age and service requirement(s) in Subsections 1.04(a) and (b), if any, or in Subsection 1.04(d)(2)(E)(i), if applicable, except (check one):

(1)	🗹	No exceptions.

(2)	☐	Eligible Employees employed on __________________ (insert date) shall become Participants on that date.

(3)	☐	Eligible Employees who meet the age and service requirement(s) of Subsections 1.04(a) and (b) on _______________ (insert date) shall become Participants on that date.

1.13	EXCEPTIONS TO CONTINUING ELIGIBILITY REQUIREMENTS

(a)	☐	Death, Disability, and Retirement Exceptions – All Participants who become disabled, as defined in Section 1.15, retire, as provided in Subsection 1.14(a), (b), or (c), or die are excepted from any last day or Hours of Service requirement. For purposes of this Section, any Participant who dies while performing qualified military service as defined in Code Section 414(u)(5) will be excepted from any last day or Hours of Service requirement.

Pre-Approved Defined Contribution Plan – 06/30/2020	PS Plan
48769-1637478622AA

© 2020 FMR LLC

All rights reserved.

AMENDMENT EXECUTION PAGE

Plan Name:	ITC Savings & Investment Plan (the “Plan”)

Employer:	International Transmission Company

[Note: These execution pages are to be completed in the event the Employer modifies any prior election(s) or makes a new election(s) in this Adoption Agreement. Attach the amended page(s) of the Adoption Agreement to these execution pages.]

The following section(s) of the Plan are hereby amended effective as of the date(s) set forth below:

Section Amended	Effective Date
1.04(d)	01/01/2022
1.13(a)	01/01/2022
Participating Employers Addendum	01/01/2022

IN WITNESS WHEREOF, the Employer has caused this Amendment to be executed on the date given below.

Employer:	International Transmission Company	Employer:	International Transmission Company

By:		By:

Title:	CHRO	Title:

Date:	11/22/2021 | 5:22:46 PM EST	Date:

Note: Only one authorized signature is required to execute this Adoption Agreement unless the Employer's corporate policy mandates two authorized signatures.

Note: This page may be duplicated, if needed, to allow separate execution when the Employer indicated in Section 1.02(a) is changing.

Pre-Approved Defined Contribution Plan – 06/30/2020	PS Plan
48769-1637478622AA

© 2020 FMR LLC

All rights reserved.

PARTICIPATING EMPLOYERS ADDENDUM

for

Plan Name: ITC Savings & Investment Plan

Note: All participating employers must be a business entity of a type recognized under Treasury Regulation Section 301.7701-2(a).

(a)	🗹	Only the following Related Employers (as defined in Subsection 2.01(uu) of the Basic Plan Document) participate in the Plan (list each participating Related Employer and its Employer Tax Identification Number):

FortisUS Inc., 94-3458956

ITC Holdings Corp., 32-0058047

(b)	☐	All Related Employer(s) as defined in Subsection 2.01(uu) of the Basic Plan Document participate in the Plan as soon as administratively feasible.

(c)	☐	All Related Employer(s) as defined in Subsection 2.01(uu) of the Basic Plan Document participate in the Plan at the time described in Subsection 2.01(u) of the Basic Plan Document.

(d)	Notwithstanding the previous specific inclusion of an employer as a participating employer through an election in (a), (b), or (c) above, unless specified otherwise by the Employer, a participating employer will cease participating in the Plan immediately when it is no longer a Related Employer and the term "Employer" shall not include such employer unless provided otherwise below.

(1)	☐	If the common control relationship (as defined in Code Section 414(c)) of any participating employer changes in such a way that such participating employer is no longer a Related Employer, then such employer shall continue to be a participating employer and the Plan shall be a multiple employer plan as provided in Section 18.05 of the Basic Plan Document.

Pre-Approved Defined Contribution Plan – 06/30/2020	PS Plan
48769-1637478622AA

© 2020 FMR LLC

All rights reserved.